[LOGO]    FIRST BANK SYSTEM, INC.    [LOGO]
                                   MERGER WITH
                            FIRST INTERSTATE BANCORP


                                NOVEMBER 17, 1995

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    The following material has been prepared by or on behalf of First Bank
    System, Inc. ("FBS"). FBS and First Interstate Bancorp ("First Interstate") have entered into an Agreement and Plan of Merger, dated as of November 5, 1995 (the "Merger Agreement"), pursuant to which First Interstate will be merged with a wholly owned subsidiary of FBS. FBS is the holder of an option to purchase 19.9% of the outstanding shares of First Interstate common stock, which option is exercisable under certain circumstances. In addition, FBS holds certain shares of First Interstate common stock in a fiduciary capacity.

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


                               STRATEGIC RATIONALE

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

           FIRST BANK SYSTEM                                              WELLS FARGO
    BUILDING A FIRST-RATE FRANCHISE                     NO GROWTH, FINANCIAL ENGINEERING STRATEGY

  - Expanding business lines:                            - Cutting Costs
     - Corporate Card              Rank 1st
     - Purchasing Card             Rank 1st              - Buying back shares
     - Merchant Processing         Rank 5th
     - ATM/POS                     Rank 1st              - ..."much of the improvement from 1993
     - Corporate Trust             Rank 1st                resulted from a lower loan loss provision
     - Asset Management            Rank 4th                and the effect of share repurchases, not
                                                           from growth in our underlying operations."

  - Employing technology to reduce expenses
    and improve efficiency                                       Wells Fargo & Company
                                                                 1994 Annual Report, page 2

  - Creating a highly efficient delivery structure:

     - Product/Distribution Paradigm
     - Telephone banking
     - ATMs
     - Supermarkets

                          FBS VS. WFC MERGER EVALUATION

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          -    FBS offers superior value to FI shareholders

          - WFC has overestimated cost takeout and underestimated revenue losses. WFC California advantage is less than $100 million

          - FBS has not included significant potential for additional revenue growth

                  FBS PROVIDES SUPERIOR EPS TO FI SHAREHOLDERS

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
                                                  1996     1997     1998
     Base FI EPS                                 $10.99   $12.53   $14.31

     FI EPS - WFC/FI Combination                  $9.77   $12.18   $14.72
          Accretion vs. Base                        (11)%     (3)%      3%

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     FI EPS - FBS/FI Combination                 $11.92   $15.61   $17.74
          Accretion vs. Base                          8%      24%      24%
-------------------------------------------------------------------------------


---------------------------------------
 -   Based on "Street" estimates with normalized loss loss provision:
     50 bp for First Interstate, 80 bp for Wells Fargo
 -   $85 million net cost takeout benefit for WFC
 -   Assumes acquisition date 1/1/96

                FBS PROVIDES SUPERIOR CASH EPS TO FI SHAREHOLDERS
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
                                                  1996     1997     1998
     Base FI Cash EPS                            $11.81   $13.40   $15.23

     FI Cash EPS - WFC/FI Combination            $12.35   $14.92   $17.65

          Accretion vs. Base                          5%      11%      16%

-------------------------------------------------------------------------------
     FI Cash EPS - FBS/FI Combination            $13.05   $16.81   $19.02
          Accretion vs. Base                         10%      25%      25%

-------------------------------------------------------------------------------

---------------------------------------------------
 - Based on "Street" estimates, adjusted for amortization of goodwill and intangibles, with normalized loss loss provision: 50 bp for First Interstate, 80 bp for Wells Fargo
 -   $85 million net cost takeout benefit for WFC
 -   Assumes acquisition date 1/1/96

                               EXCHANGE COMPARISON

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

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
  FBS 1996 Cash EPS           $5.20          WFC 1996 Cash EPS         $17.05
  FI 1996 Cash EPS           $11.81          FI 1996 Cash EPS          $11.81
       Breakeven Exchange      2.27               Breakeven Exchange     0.69
       Actual Exchange         2.60               Actual Exchange        0.67
       Premium/(Discount)     14.48%              Premium/(Discount)    (3.75)%

  FI Ownership Percentage        58%         FI Ownership Percentage       52%

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  ----------------------------------------------------------------------------
    FI Cash EPS - 1998      $19.02   -->       Required WFC Exchange     0.76
  ----------------------------------------------------------------------------

                               VALUE PER FI SHARE

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

                                        BASED ON            BASED ON
                         BASED ON      CONVERGENT          CONVERGENT
                          TODAY'S       CASH P/E            REPORTED
                           PRICE       MULTIPLE (a)        P/E MULTIPLE (b)
          FBS/FI          $135.85         $151                  $156

          WFC/FI          $139.58         $134                  $121

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     (a)  -    1997 FBS Cash EPS estimate is $5.75, implying a current price multiple of 9.1x based on a price of $52.25 at close of business
               11/16/5
          -    1997 WFC Cash EPS estimate is $19.46 implying a current price multiple of 10.8x based on a price of $209.375 at close of business 11/6/95
          -    Over time these multiples are expected to converge - breakeven
               P/E for FBS would need to be 9.6x to match value with Wells P/E of 10.8x
          -    A convergent multiple of 9x Cash EPS was used for this
               computation
     (b)  -    1997 FBS reported EPS estimate is $5.15, implying a current price multiple of 10.2x based on a price of $52.25
          -    1997 WFC reported EPS estimate is $18.72, implying a current price multiple of 11.2x based on a price of $209.375
          -    A convergent multiple of 10x on 1997 reported earnings was used for this computation

                FBS HAS OUTPERFORMED WFC ON A TOTAL RETURN BASIS

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This graph presents certain information regarding stock prices and CAGR for
FBS and WFC. It shows a six year low for FBS stock $10.63 on November 2, 1990, and a six year low for WFC stock of $45.75 on September 28, 1990. It shows a November 10, 1995 stock price of $53.13 for FBS and $215.38 for WFC. It shows a five year total market return(1) as a percentage as CAGR of 42.9% for FBS and 39.7% for WFC.


   1 Based on calculating total return for both companies from respective 6 year lows.

                  FBS DELIVERS SUPERIOR KEY PERFORMANCE RATIOS

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      Percent

     -----------------------------------------------------------------------

                                           FI         FBS       WFC
                                          BASE       @2.60     @.667
       Return on Assets (a)               1.56        2.02      1.61

       Return on Equity (a)               23.2        27.0      12.4

       1995 - 1996 EPS Growth (b)         13.1        22.6       0.4


     -----------------------------------------------------------------------


---------------------------------------------------------------
  (a)  For the quarter ended September 30, 1995
       Assumes normalized loan loss provision and full phase-in of cost takeouts
  (b)  Assumes acquisition date 1/1/96

                       WILL INVESTORS IGNORE REPORTED ROE?

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3Q95 Book ROE             ------------------------------------------------
Percent                       1. Wells Fargo                      30.4
                          ------------------------------------------------
                                 FIRST BANK SYSTEM - PRO FORMA    27.0
                          ------------------------------------------------
                              2. First Interstate                 25.8
                              3. CoreStates                       23.4
                              4. Norwest                          21.5
                          ------------------------------------------------
                              5. First Bank System                21.4
                          ------------------------------------------------
                              6. Fifth Third                      18.5
                              7. NationsBank                      18.4
                              8. Northern Trust                   18.3
                              9. KeyCorp                          18.2
                             10. Fleet Financial                  18.1
                             11. First Union                      17.9
                             12. U.S. Bancorp                     17.8
                             13. National City                    17.7
                             14. Wachovia                         17.5
                             15. Bank of Boston                   17.3
                             16. Mellon                           17.2
                             17. Banc One                         17.2
                             18. Comerica                         16.8
                             19. Barnett Banks                    16.5
                             20. NBD                              15.9
                             21. First Security                   15.6
                             22. Shawmut                          15.3
                             23. BankAmerica                      15.2
                             24. SunTrust                         14.1
                             25. PNC                              13.5
                             26. Bancorp Hawaii                   12.7
                          ------------------------------------------------
                                 WELLS FARGO - PRO FORMA          12.4
                          ------------------------------------------------

Source:  Montgomery Securities
FBS & WFC pro forma alternatives are third quarter annualized earnings adjusted for normalized provision, full cost takeouts and acquisition entries

                        WILL INVESTORS IGNORE EPS GROWTH?
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1995 - 1996 EPS Growth
Percent
                             1. PNC                                   18.3
                             2. First Union                           16.6
                             3. CoreStates                            15.6
                             4. Mellon                                13.5
                             5. Norwest                               13.5
                            -------------------------------------------------
                             6. FIRST BANK SYSTEM - PRO FORMA & ACT.  13.2
                            -------------------------------------------------
                             7. Fifth Third                           13.0
                             8. NBD                                   12.6
                             9. Northern Trust                        12.5
                            10. Banc One                              11.9
                            11. Shawmut                               11.8
                            12. BankAmerica                           11.4
                            13. NationsBank                           11.3
                            -------------------------------------------------
                            14. WELLS FARGO                           10.4
                            -------------------------------------------------
                            15. Fleet Financial                       10.2
                            16. Barnett                               10.2
                            17. SunTrust                              10.2
                            18. First Security                         9.5
                            19. KeyCorp                                9.3
                            20. Wachovia                               9.3
                            21. Bank of Boston                         8.8
                            22. Comerica                               8.8
                            23. Bancorp Hawaii                         8.0
                            24. U.S. Bancorp                           6.8
                            25. National City                          6.4
                            26. First Interstate                       2.3
                            --------------------------------------------------
                                WELLS FARGO - PRO FORMA               (0.1)
                            --------------------------------------------------


Source:  First Call 1995 and 1996 EPS estimates
FBS and WFC pro forma alternatives are 1996 estimates adjusted for normalized provision and partial cost takeouts
Assuming acquisition date 1/1/96

                           EXPENSE SAVINGS COMPARISON
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
             FIRST BANK SYSTEM                                                  WELLS FARGO
-    Cost reductions from FBS transaction                     -    Major takeouts in occupancy and retail
     are revenue neutral and can be                                are inconsistent with revenue loss
     obtained quickly                                              assumptions.  Takeouts in Commercial
                                                                   and Trust relationship businesses are
                                                                   not credible

-    Back office, systems, and staff cuts                     -    Branch consolidations cause revenue
     have minimal revenue impact                                   loss.  Cost reductions from branch
                                                                   consolidations are slower to realize

-    Common FBS/FI Hogan deposit system                       -    Home-grown software impedes timely
     accelerates takeouts                                          technology conversion

-    Multi-state bank experience                              -    Single-state, single-bank experience

-    Proven record of extracting costs from                   -    No significant bank acquisition since
     acquisition integration (22 in 4 years)                       Crocker (1986)

                           EXPENSE TAKEOUT COMPARISON
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
$ Millions                     FI                        FBS                                     WFC
                          ------------   -------------------------------------   ---------------------------------
                                                                                                                      WFC vs. FBS
                           1996 BASE      TAKEOUT      TAKEOUT   INCREMENTAL      TAKEOUT    TAKEOUT   INCREMENTAL    INCREMENTAL
                            EXPENSE       DOLLARS      PERCENT     EXPENSE        DOLLARS    PERCENT     EXPENSE       DIFFERENCE
Staff/Executive              $  172       $  114           66%     $    58          $159        92%         $ 13            (45)

Data Processing                 214           83           39          131           110         51          104            (27)

Operations                      439          110           25          329           123         28          316            (13)

Occupancy/F&E                   394           39           10          355           170         43          224           (131)

Business Lines:

  Retail                        682          100           15          582           288         42          394           (188)

  Payment Systems                55           27           50           28            29         53           26             (2)

  Commercial                    168           18           10          150            92         55           76            (74)

  Trust                          79            9           10           70            29         37           50            (20)
                             ------         ----                       ---           ---                    ----           -----
    Total Business Lines        984          154           16          830           438         44          546           (284)

    Goodwill                     60            0            0           60             0          0           60               0
                             ------         ----                       ---           ---                    ----           -----
       Total Expense         $2,263         $500          22%       $1,763        $1,000        44%       $1,263           (500)
                             ------         ----                    ------         -----                   -----           -----
                             ------         ----                    ------         -----                   -----           -----

Marginal Efficiency Ratio                                             45%                                   35%

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                             FTE TAKEOUT COMPARISON
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          ------------------------------------------------------------
            HOW CAN WFC RUN FI WITH JUST OVER HALF OF FI'S HEADCOUNT
                  WHEN WFC HAS NO PRESENCE OUTSIDE CALIFORNIA?
          ------------------------------------------------------------

                                FI                    FBS                            WFC*
                            ---------      ----------------------------   --------------------------
                              1986              FTE          PERCENT          FTE           PERCENT
                              BASE          REDUCTION        TAKEOUT       REDUCTION        TAKEOUT
Staff/Executive                1,244             850           68 %          1,186             95 %

Data Processing                  896             450           50              596             67

Operations                     7,946           2,280           29            2,549             32

Business Lines:

  Retail                      13,216           1,830           14            2,551             42

  Payment Systems                498             250           50              263             53

  Commercial                   2.900             290           10            1,635             56

  Trust                        1.300             130           10              459             35
                              ------           -----                        ------
    Total Business Lines      17,914           2,500           14            7,908             44
                              ------           -----                        ------
       Total Expense          28,000           6,080           22 %         12,239             44 %
                              ------           -----                        ------
                              ------           -----                        ------

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* Estimated by applying FBS' ratio (FTE takeout %/total cost takeout %) to WFC total cost takeout %

                          WFC NUMBERS ARE NOT CREDIBLE

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$ Millions

COST TAKEOUT ASSUMPTIONS
     WFC                                    $1,000
     FBS                                       500
                                            ------
         Difference                           $500
                                            ------
                                            ------
                                                           EXPENSE SAVINGS*
                                                        ----------------------
                                             TOTAL     ASSUMES        ASSUMES
                                            EXPENSE  ALL BRANCHES   75% BRANCHES
WFC ADVANTAGE VS. FBS:                       BASE       CLOSED         CLOSED
CALIFORNIA BUSINESS LINE OVERLAP
     Personnel Expense                        $290       $115            $84
     Occupancy/Equipment Expense               130        130             94
     Other Expense                              75         30             22
                                            ------     ------         ------
         Total Expense                        $495       $275           $200
                                            ------     ------         ------
                                            ------     ------         ------

--------------------------------------------------
 * 100% savings in occupancy/equipment, 40% in personnel and other expense in closed branches

                           FBS VS. WFC - THE REAL GAP

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$ Millions

                                                                         PRETAX
                                                                         INCOME
CALIFORNIA CLOSED/MERGED BRANCHES: (75% OF BRANCH/OFFICES)
     Expense Savings                                           200
     Revenue Loss: $2.2 billion, 15% deposit attrition*       (110)
                                                            ------
          Net Closed/Merged Branches                                        90

CALIFORNIA MARKETING/ADVERTISING: (50% OF FI TOTAL)                         20

DIVESTED BRANCHES: (15 BRANCHES/$900 MILLION)
     Expense Savings                                            30
     Revenue Loss                                              (55)
                                                            ------
          Net Divested Branches                                            (25)


                                                                           ----
          Total Gap                                                         85
                                                                           ----

----------------------------------------
 *   Deposit Attrition Revenue Loss = 3.5% net interest income,
     1.0% deposit service charge, 0.5% all other income

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     WFC ESTIMATE OF REVENUE LOSSES RESULTING FROM THE MERGER IS UNDERSTATED

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          - Front-office branch closings in order to justify the substantial cost savings will generate significant fall-off in customer revenues in those branches

          - Other California in-market acquisitions have resulted in 15-40% deposit attrition (BAC/SecPac, Great Western/Home Fed, Wells/Crocker)

          - Required divestiture of approximately $900 million in deposits is grossly understated: further review may require $1.6 billion of divestitures with much more revenue loss

          - A hostile transaction is likely to result in some of the depositors taking sides, which is likely to result in further revenue attrition

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                          RETAIL CROSS-SELL OPPORTUNITY

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
          FBS Cross-sell Ratio(a)              3.9
          FI Cross-sell Ratio                  2.6
                                             -----
          Cross-sell Ratio Opportunity         1.3  accounts/HH
                                             -----
                                             -----

          Number of FI Core Households         2.9  million
          Cross-sell Ratio Opportunity       x 1.3
                                             -----
              New Product Opportunity         3.77  million

          Weighted Average Pretax Income
              per New Account(b)            x $237
                                             -----
          Pretax Income Opportunity           $893  million
                                             -----
                                             -----

_________________________
(a) Cross-sell ratio based on products sold to core transaction account households
(b)  Based on FBS' current product profitability data

                               FUNDING ADVANTAGES

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$ MILLIONS

                                                                      REVENUE
                                                                      IMPACT
-  Initial replacement of $4 billion of wholesale funding at FBS
   with First Interstate core funding (80 basis points)                 $32

-  Funding of FBS 1996 loan growth of $1.5 billion with
   First Interstate core funding instead of wholesale funding
   (80 basis points)                                                    $12
                                                                       ----
                                                                        $44
                                                                       ----
                                                                       ----

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                      REDUCED RISK THROUGH DIVERSIFICATION

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          FIRST BANK SYSTEM                            WELLS FARGO

-  Risk diversified across 21 states       -  Risk is further concentrated in
   versus current 13 states                   California and territory remains
                                              limited to 13 states

-  Top 3 ranking in 10 states              -  Top 3 ranking in only 4 states

-  30% of assets located in California     -  70% of total assets and 78% of
                                              real estate loans located in
                                              California

                                     SUMMARY

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          - FBS offers superior value to FI shareholders

            - Higher exchange premium 14.5% vs. (3.8)%
            - Higher ownership 58% vs. 52% to FI shareholders
            - Higher 1997 EPS accretion 24% vs. (3)% and cash EPS accretion 25%
              vs. 11%
            - Higher share value

          - WFC has overestimated cost takeout and underestimated revenue losses

            - WFC California advantage is less than $100 million
            - Additional divestitures likely

          - FBS has not included significant potential for additional revenue growth

            - Retail cross-sell
            - Funding advantages

          - FBS/FI is the stronger franchise

            - Better geographic diversification
            - Growing high value business lines
            - Proven multi-state technology